EXHIBIT 32.2
OMEGA FINANCIAL CORPORATION
CERTIFICATION PURSUANT TO
18 U.S.C. § 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     This certification is intended to accompany Omega Financial Corporation’s (the “Company”) Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 with the Securities and Exchange Commission (the “Report”), and is given solely for the purpose of satisfying the requirements of 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. I, Daniel L. Warfel, hereby certify in my capacity as the Chief Financial Officer of the Company, that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Daniel L. Warfel
Daniel L. Warfel
Chief Financial Officer
Date: August 7, 2006
The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code) and is not being filed as part of the Report or as a separate disclosure document.